UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-55576	27-1636887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

183 Broadway, Suite 5, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

646-861-3315

Registrant’s telephone number, including area code:

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2016, the management and the Board of Directors (the “Board”) of Yangtze River Development Limited (the “Company”), upon recommendation of the audit committee of the Board (the “Audit Committee”), concluded that (i) the Company’s previously issued audited consolidated financial statements as of and for the year ended December 31, 2015 (the “Restated Period”) and (ii) the independent registered public accounting firm’s reports thereon, should no longer be relied upon because of errors related to an accounting treatment of a capital transaction resulting from an extinguishment between related entities, that resulted in material misstatements of accumulated losses, total other expenses and net loss. Additionally, the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to our financial statements for the Restated Period.

We reclassified certain non-capital transactions as capital transactions related to extinguishment transactions between related entities, on which we originally recognized as a gain according to the U.S. GAAP on the original Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2016 (the “Original Form 10-K”). The restated amounts for the year ended December 31, 2015 are as follows:

●	Accumulated losses of $16,263,010, as compared to $4,575,912 previously reported;
●	Additional paid-in capital of $242,622,947, as compared to $230,935,849 previously reported;

●	Total other expenses of $3,201,339, as compared to total other income of $8,485,759 previously reported;

●	Loss before income taxes of $7,760,562, as compared to income before income taxes of $3,926,536 previously reported;

●	Net loss of $6,381,862, as compared to net income of $5,305,236 previously reported;

●	Comprehensive loss of $13,031,779, as compared to $1,344,681 previously reported; and

●	Loss per share of $0.04, as compared to earnings per share of $0.03 previously reported.

On March 30, 2016, the Company filed an amendment to the Original Form 10-K with the SEC to restate the financial statement for the Restated Period to reflect such adjustment.

Our management has concluded that there are material weaknesses in internal controls over financial reporting, as we did not maintain effective controls over the selection and application of accounting principles generally accepted in the United States (“GAAP”) related to an accounting treatment of a capital transaction resulting from an extinguishment between related entities. Specifically, the members of our management team with the requisite level of accounting knowledge, experience and training commensurate with our financial reporting requirements did not analyze certain accounting issues at the level of detail required to ensure the proper application of GAAP in certain circumstances.

The Company plans to file simultaneously with this current report on Form 8-K, our Form 10-K/A to reflect the change in management’s conclusion regarding the effectiveness of our disclosure controls and procedures and internal control over financial reporting as of December 31, 2015.

The Company’s management and the Audit Committee have discussed the matters disclosed herein with DCAW (CPA) Ltd. (as successor to Dominic K.F. Chan & Co.), the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: June 17, 2016	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

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